                                                                 Exhibit 10.8

THE SECURITIES TO WHICH THIS STOCK PURCHASE AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH OFFER AND SALE, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER FEDERAL AND STATE LAW IS AVAILABLE.


                                 PHASECOM, INC.
             FORM OF D98 SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         THIS D98 SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this
"Agreement") is entered into as of the date set forth on the signature page to this Agreement, by and between PHASECOM, INC., a Delaware corporation (the "Corporation" or "PhaseCom"), and the purchaser whose name and address are shown on the signature page to this Agreement (the "Purchaser").

                                    RECITALS

         A. PhaseCom has issued and outstanding forty-five (45) day notes in the aggregate amount of Two Hundred Ninety-seven Thousand Dollars ($297,000) (collectively, the "Demand Notes"), which PhaseCom issued under the understanding that they would be converted into the next financing of PhaseCom.

         B. In order to restructure PhaseCom's obligations under the Demand Notes and to raise other financing, PhaseCom has duly authorized the issuance, sale and delivery of up to one million (1,000,000) shares (the "Offered Shares") of its Series B Preferred Stock, par value $0.001 per share (the "Series B Stock") and having such rights as set forth in the Certificate of Incorporation of PhaseCom, as amended and restated to date, attached hereto as Exhibit A (the "Certificate"), for an aggregate investment of One Million Dollars ($1,000,000). PhaseCom is reserving the right to accept over-subscriptions up to a total aggregate issuance of three million (3,000,000) shares of Series B Stock, plus any and all conversion of debt up to an additional eight million (8,000,000) shares.

         C. The Offered Shares are being offered and sold by PhaseCom to Purchaser in reliance upon and in conformity with an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D under the Securities Act ("Regulation D").

         D. PhaseCom desires to offer and sell to Purchaser, and Purchaser desires to buy from PhaseCom, the Purchased Shares (as defined herein) in accordance with the terms and conditions of this Agreement.

         E. Additionally, in the event that a Purchaser also holds a promissory note and the amount paid by Purchaser under this Agreement is at least equal to the lesser of One Hundred Thousand Dollars ($100,000), or ten percent (10%) of the principal amount of that obligation, then the Purchaser may take advantage of conversion rights set forth herein.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto agree as follows:

         1.       AGREEMENT TO SELL AND PURCHASE THE PURCHASED SHARES.

                  a. SALE AND PURCHASE OF PURCHASED SHARES. On the basis of the representa tions, warranties and agreements contained in this Agreement, but subject to the terms and condi tions hereof, the Corporation agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Corporation, on the Closing Date (as defined in Section 1.c. herein), the number of shares set out opposite Purchaser's address on the signature page to this Agreement (the "Purchased Shares"). The price for the Purchased Shares shall be United States One Dollar (US$1.00) per Purchased Share, and in exchange for receipt of the Purchased Shares, Purchaser shall pay to the Corporation the amount set out opposite Purchaser's address on the signature page to this Agreement (the "Purchase Price"). Purchaser may provide the Purchase Price with delivery of cash or cancellation of a Demand Note. The amount applied to the Purchase Price for a Purchaser canceling a Demand Note shall equal the outstanding principal balance and accrued interest of the Demand Note as of the Closing Date, unless otherwise indicated on the signature page.

                  b. OTHER OFFERED SHARES. The Corporation intends to offer and sell Offered Shares to other investors (together with Purchaser, the "Purchasers") pursuant to separate substantially identical purchase agreements.

                  c. PAYMENT. Payment of the Purchase Price shall be made by Purchaser on the Closing Date either by (i) wire transfer of immediately available funds in United States Dollars, or (ii) by such other means as shall be mutually agreed upon by the Corporation and Purchaser,

                  d. CLOSING. The closing of the sale and purchase of the Purchased Shares (the "Closing") shall be held at the offices of the Corporation's counsel, Venture Counsel Associates, LLP ("VCA"), located at 1999 Harrison Street, Suite 1300, Oakland, California 94612 at 2:00 p.m. local time on or about December 1, 1998, or at such other place and at such other time and from time to time as shall be mutually agreed upon by the Corporation and Purchaser (the "Closing Date").

                  e. DELIVERY. Within thirty (30) days after the Closing, the Corporation shall deliver to Purchaser one or more certificates representing the Purchased Shares, each registered in the name of Purchaser, or its nominee, against payment of the Purchase Price therefor in immediately available funds to the account of the Corporation designated in Section 2(b) of this

Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation hereby represents and warrants to Purchaser as follows:

                  a. CORPORATE ORGANIZATION AND STANDING. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted.

                  b. ISSUANCE AND DELIVERY OF THE PURCHASED SHARES. As of the Closing, the offer, issuance, sale and delivery of the Purchased Shares in accordance with this Agreement will have been duly authorized by all requisite corporate action of the Corporation. As of the Closing, the Purchased Shares will be duly and validly issued and outstanding, fully paid and non-assessable. This Agreement, when executed and delivered by the Corporation, shall constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  c. CAPITALIZATION PRIOR TO CLOSING. Immediately prior to the Closing, the Corporation's authorized capital stock shall include only two (2) authorized classes of capital stock consisting of (A) thirty-five million (35,000,000) shares of Preferred Stock, six million (6,000,000) shares of which have been designated as Series A Preferred Stock, and fifteen million (15,000,000) shares of which have been designated as Series B Preferred Stock; and (B) one hundred million (100,000,000) shares of Common Stock. Immediately prior to the Closing Date (not taking into account the securities issued at the Closing), the Corporation will have nine million sixty-nine thousand seven hundred fifty-nine (9,069,759) shares of Common Stock outstanding; one million six hundred five thousand two hundred thirty-three (1,605,233) shares of Series A Preferred Stock outstanding; a total of three million two hundred ten thousand four hundred sixty-six (3,210,466) Shares of Common Stock subject to issuance upon conversion of the Series A Preferred Stock; and up to (V) one million two hundred thirty-two thousand forty-two (1,232,042) shares of Common Stock subject to issuance pursuant to outstanding options granted or pending options to be granted to employees under stock plans, (W) three million five hundred thirty-nine thousand four hundred seventy-nine (3,539,479) shares of Common Stock subject to issuance pursuant to outstanding warrants issued to investors;
(X) one hundred forty-one thousand three hundred sixty-five (141,365) shares of Series A Convertible Preferred Stock (the "Note Preferred Shares") subject to issuance upon conversion of outstanding convertible notes; (Y) two hundred eighty-two thousand seven hundred thirty-one (282,731) shares of Common Stock subject to issuance upon conversion of the Note Preferred Shares; and (Z) three million one hundred thirty-seven thousand seven hundred eighty-nine (3,137,789) shares of Common Stock subject to issuance upon conversion of outstanding convertible notes.

                  d. TAX IMPLICATIONS. The Corporation makes no representation with respect to the tax implications to the Purchaser in connection with its purchase of its Purchased Shares hereunder.

                  e. SUBSIDIARIES. The Corporation does not own any of the issued and outstanding capital stock of any other company, other than PhaseCom, Ltd., an Israeli company ("Subsidiary").

                  f. FINANCIAL STATEMENTS. The Corporation has furnished Purchaser with the financial statements attached hereto in Exhibit B (the "Financial Statements"). The Financial Statements are true and correct in all material respects, are in accordance with the books and records of the Corporation, and fairly and accurately present in all material respects the financial position of the Corporation as of such dates and the results of its operations for the periods then ended.

         3. ADDITIONAL INFORMATION. The Corporation will make available to Purchaser prior to the Closing Date the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Purchased Shares and to obtain any additional information that the Corporation possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in accordance herewith.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. Purchaser hereby represents, warrants and covenants to the Corporation as follows:

                  a. COMPLIANCE WITH SECURITIES LAWS. Purchaser understands and acknowledges that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions thereof which depends upon, among other things, the bona fide nature of the investment as expressed herein.

                  b.       STATUS OF PURCHASER.

                           i.       ACCREDITED INVESTOR.  Purchaser is an
"accredited investor" (as defined in Regulation D, which definition is set out in Exhibit C attached hereto).

                           ii.      INVESTMENT.  Purchaser is purchasing the
Purchased Shares for its own account for investment purposes and not with a view to, or for resale in connection with, any distribution thereof.

                           iii.     KNOWLEDGE AND EXPERIENCE.  Purchaser has
such knowledge and experience in financial and business matters, including investments in companies in the development stage, that it is qualified to make decisions with respect to investments in restricted securities such the Purchased Shares, and has requested, received, reviewed and considered all information it deems relevant in making a decision to execute this Agreement and to purchase the Purchased Shares. Purchaser acknowledges that it is capable of evaluating the merits and risks of the investment in the Purchased Shares and it is able to bear the economic risk of such investment.

                           iv.      ACCESS TO INFORMATION.  Purchaser
acknowledges that the Corporation has made available to Purchaser the opportunity to (A) discuss the Corporation's business, management and financial affairs with its management, (B) ask questions and receive answers concerning the terms and conditions of the offering of the Purchased Shares, and (C) obtain any additional information that the Corporation possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in accordance herewith or to decide whether or not to purchase the Purchased Shares. Purchaser acknowledges, warrants and agrees that Purchaser has received sufficient information to enable Purchaser to make the investment contemplated in this Agreement. Purchaser acknowledges that no other representation or warranty has been made by the Corporation or any agent thereof except as set forth in this Agreement.

                           v.       RISK OF INVESTMENT.  Purchaser understands
that an investment in the Corporation involves a high degree of risk and is suitable only for investors who can afford a loss of their entire investment and who have no need for liquidity from their investment.

                           vi.      SUITABILITY.  Purchaser has carefully
considered and has, to the extent Purchaser deems necessary, discussed with Purchaser's own professional legal, tax and financial advisers the suitability of an investment in the Purchased Shares for Purchaser's particular tax and financial situation, and Purchaser has determined that the Purchased Shares are a suitable investment.

                           vii.     NO PUBLIC MARKET.  Purchaser understands
that no public market now exists for the Purchased Shares or any of the Corporation's securities and that it is uncertain whether a public market will ever exist for any such Purchased Shares.

                  c.       RESTRICTIONS ON RE-SALE.

                           i.       RESTRICTIONS ON RE-SALES.  Purchaser
understands and acknowledges that because the Purchased Shares have not been registered under the Securities Act, such Purchased Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further understands and acknowledges that the Securities Act prohibits resales of securities except pursuant to an effective registration statement or an exemption from registration for which such securities and Purchaser qualifies. Purchaser understands and acknowledges that there can be no assurance that Purchaser will be able to qualify for such an exemption from registration.

                           ii.      COMPLIANCE WITH SECURITIES ACT.  Purchaser
will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Agreement or the Purchased Shares or any interest therein otherwise than in compliance with the Securities Act, any applicable state securities or blue sky laws, and the rules and regulations promulgated thereunder.

                  d. PUBLIC OFFERING LOCK-UP. In connection with any underwritten public registration of the Corporation's securities, Purchaser (and any transferee of Purchaser) agrees, upon the request of the Corporation or the underwriter(s) managing such underwritten offering of the Corporation's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Purchased Share, or any other securities of the Corporation heretofore or hereafter acquired by Purchaser (other than those included in the registration) without the prior written consent of the Corporation and such underwriter(s), as the case may be, for a period of time, not to exceed one hundred eighty (180) days from the effective date of such registration.
Upon request by the Corporation, Purchaser shall enter into any further agreement in writing in a form reasonably satisfactory to the Corporation and such underwriter(s). The Corporation may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. All Purchased Shares shall bear an appropriate legend referencing this lock-up provision.

                  e. LEGENDS. Purchaser agrees that the instrument representing the Purchased Shares shall bear the legends substantially in the form set forth below:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE
         SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN
         THAT CERTAIN D98 STOCK  PURCHASE AGREEMENT BETWEEN THE
         CORPORATION AND THE ORIGINAL HOLDER HEREOF.

                  f. DUE AUTHORIZATION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT. Purchaser has full right, power, and authority to enter into this Agreement and to consummate the transactions contemplated hereby; if Purchaser is a company or corporation, the execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all requisite corporate action of Purchaser. This Agreement, when executed and delivered by Purchaser, shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  g. GOVERNMENTAL CONSENTS. No consent, approval, order, authorization or regis tration, qualification, designation, license, declaration or filing with any governmental authority is required on the part of Purchaser in connection with the consummation of the transactions contemplated herein.

                  h. IITSSA COMPLIANCE. Purchaser shall provide to the Corporation all such information as is necessary to complete the forms required to be filed by the Corporation with the U.S. Department of Commerce, Bureau of Economic Analysis, under the International Investment and Trade in Services Survey Act, as amended ("IITSSA"), and regulations issued thereunder.

                  i. TAX IMPLICATIONS. Purchaser has consulted with its tax advisors as to the tax implications of its investment hereunder. Purchaser acknowledges that Purchaser is purchasing the Purchased Shares with full knowledge and understanding of the tax implications of this investment.

                  j. RELIANCE. Purchaser understands and acknowledges that the Corporation is relying on the accuracy of the representations and warranties of Purchaser contained herein to establish compliance with federal and state securities laws. Purchaser agrees that if any such representation or warranty is not true and accurate in any respect as of the Closing Date or at any time thereafter, Purchaser shall immediately notify the Corporation in writing and shall be cause for recission by the Corporation, at its sole election.

                  k. REPRESENTATIONS AND WARRANTIES AT THE CLOSING. Each of the representations and warranties contained in this Section 4 is true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

         5.       NOTE CONVERSION/WARRANT ISSUANCE.

                  a. NOTES. The Purchaser may be owed monies by PhaseCom pursuant to obligations other than Demand Notes ("Debt"). If the Purchaser has invested, pursuant to this Agreement, an amount equal to the lesser of ten percent (10%) of the principal amount of such obligations, or One Hundred Thousand Dollars ($100,000), then the Purchaser may choose to convert all of the Debt at any time until March 31, 1999. If the Purchaser checks "yes" denoting the Purchaser's desire to be granted the option to convert the Debt into shares of Series B Stock on the signature page herein, the Purchaser is also agreeing to extend the payment due dates of any principal or interest on the Debt owed by PhaseCom to Purchaser by five (5) months.

                  b. WARRANTS. The Purchaser shall receive a warrant to purchase shares of PhaseCom's Common Stock within fifteen (15) days after the Closing. The warrant shall be in form and substance identical to the warrant attached hereto as Exhibit D. The number of warrant shares shall be zero (0) if PhaseCom is able to raise additional equity financing of Two Million Dollars ($2,000,000), or more ("Additional Equity Financing"), after December 15, 1998, and on or before June 30, 1999. If the Additional Equity financing does not timely occur, then the number of warrant shares shall be equal to the number of shares of Series B Preferred Stock purchased hereunder (not including any note conversions under Section 5.a (above)), multiplied by ten percent (10%), for each portion of the months after June 30, 1999, that the Additional Equity Financing has not been completed. The maximum amount of warrant shares is equal to sixty percent (60%) of the number of shares of Series B Preferred Stock purchased hereunder. The warrant exercise price shall initially be United States One Dollar (US$1.00). The warrant may be exercised at any time from June 30, 1999, until December 31, 2001.

         6.       MISCELLANEOUS.

                  a. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

                  b. EXECUTION AND DELIVERY OF OTHER DOCUMENTS. Purchaser agrees that it will execute and deliver such other documents as may be reasonably requested by the Corporation to complete the transactions contemplated hereby.

                  c. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

                  d. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  e. INDEMNIFICATION OF AND RELIANCE BY VCA. To the extent that VCA on behalf of and at the request of or instruction of the Corporation holds and distributes funds received by Purchaser for purposes of purchasing the Purchased Shares hereunder, the Corporation and Purchaser agree jointly and severally to indemnify VCA and each of its agents for, and to hold each of them harmless against, any loss, liability or expense, incurred without bad faith or willful misconduct, arising out of or in connection with the holding and distribution of such funds, as well as the reasonable costs and expenses of defending against any claim of liability arising therefrom, including but not limited to reasonable attorneys' fees, and for any interpleader action that the Corporation and/or Purchaser might bring to resolve perceived or actual conflicts. The obligations of the Corporation and Purchaser under this Section shall survive the termination of this Agreement. VCA shall not be required to expend or risk its own funds or otherwise incur personal financial liability in holding and distributing such funds and shall have no related fiduciary duty to either the Corporation or Purchaser. VCA shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance on any instruction, notice, direction, consent, certificate, affidavit, statement, or other paper or document believed by it, in good faith and without bad faith or willful misconduct, to be genuine and to have been passed or signed by the proper parties.

                  f. ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof.

                  g. NOTICE. Any notice, demand, consent or other communication under this Agreement shall be in writing addressed to the other party at its address on the signature page to this Agreement, or to such other address as such party shall have theretofore furnished by like notice, and either served personally, sent by express, registered or certified first class mail, postage prepaid, sent by facsimile transmission, or delivered by reputable commercial courier. Such notice shall be deemed given (i) when so personally delivered, or (ii) if mailed as aforesaid, seven (7) days after the same shall have been posted, or (iii) if sent by facsimile transmission, as soon as the sender receives written or telephonic confirmation that the message has been received and such facsimile is followed the same day by mailing by prepaid express, registered or certified mail as set forth herein, or (iv) if delivered by commercial courier, upon receipt.

                  h. FINDER'S AND BROKER'S FEES. Each party hereto represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and hereby agrees to indemnify and to hold the other harmless from any liability for any finder's or broker's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying person, or any of its employees or representatives, are responsible.

                  i. CONFLICT OF INTEREST. PURCHASER ACKNOWLEDGES THAT VCA, IS THE GENERAL CORPORATE COUNSEL TO THE CORPORATION AND WAIVES ANY CONFLICTS ASSOCIATED THEREWITH, AND HEREBY CONSENTS TO VCA'S ROLE HEREUNDER NOTWITHSTANDING ITS POSITION AS THE CORPORATION'S LAW FIRM IN NEGOTIATING THE TERMS AND CONDITIONS OF THIS AGREEMENT AND ALL OTHER ANCILLARY DOCUMENTS IN CONNECTION HEREWITH.

                  j. HEADINGS. The headings of the Sections and subsections of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of the contents of this Agreement.

                  k. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

                  l. ARBITRATION. Any dispute between the parties arising out of this Agreement shall be submitted to final and binding arbitration in the City of Santa Clara, County of Santa Clara, State of California, under the Commercial Arbitration Rules of the American Arbitration Association then in effect, upon written notification and demand of either party therefor. In the event either party demands such arbitration, the American Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of persons experienced in matters involving securities offerings. The provisions of California Code of Civil Procedure ss.1283.05 and the laws of the State of California are incorporated herein and shall be applicable to the arbitration. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. Any award may be entered as a judgment in any court of competent jurisdiction. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to avoid injury or prejudice to that party.

                  m. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  n. FACSIMILE SIGNATURES. The parties shall be entitled to rely upon and enforce a facsimile of any authorized signature as if it were the original.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of November 16, 1998.

PHASECOM, INC.                                  PURCHASER'S NAME:
a Delaware corporation

By:
    -----------------------------------         ------------------------------
    Stephen P. Pezzola, Secretary               ------------------------------
    20400 Stevens Creek Blvd., 7th Fl.          ------------------------------
    Cupertino, CA 95014
                                                Duly executed by:

                                                ------------------------------
                                                       (Signature)

                                                ------------------------------
                                                    (Print Name & Title)

Scheduled Closing Date: December 1, 1998

Purchase Price:                              PURCHASER'S ADDRESS:

$
------------------------------              ------------------------------
Number of Shares:                           ------------------------------
                                            ------------------------------
------------------------------              ------------------------------

DEFERRAL OF NOTES

         The undersigned agrees to defer the principal and interest payments due on all notes owed by PhaseCom to Purchaser by five (5) months, in exchange for the right at any time between the date hereof and March 31, 1999, to convert all of the principal and interest due under these obligations to Series B Stock.
Yes          No
    -----       -----

CONVERSION OF 45-DAY DEMAND NOTE(S)

         The undersigned agrees to cancel its Demand Note(s) (principal and accrued interest) through December 1, 1998, in exchange for Series B Stock pursuant to the foregoing.
                                     Yes        No
                                        -----      -----

Purchased Shares registration instructions:

Name of Shareholder:
                    -------------------------------------------------------

Address of Shareholder:
                       ----------------------------------------------------

                       ----------------------------------------------------

                                    EXHIBIT A
                                       TO
                               PURCHASE AGREEMENT

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


         The Amended and Restated Certificate of Incorporation of the Corporation is set forth on the following pages.

AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 PHASECOM, INC.


         PHASECOM, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

         FIRST: The name of the Corporation is PHASECOM, INC., that the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 21, 1996; that a Certificate of Amendment of Certificate of Incorporation of PhaseCom, Inc. was filed on February 13, 1998; and that a Certificate of Amendment of Certificate of Incorporation of PhaseCom, Inc. was filed on September 15, 1998 (collectively, "Certificate of Incorporation").

         SECOND: Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation. This Amended and Restated Certif icate of Incorporation was duly approved by the Corporation's Board of Directors, and was duly approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law. The total number of outstanding shares of Common Stock and Series A Preferred Stock entitled to vote with respect to this amendment and restatement was nine million sixty-nine thousand seven hundred fifty-nine (9,069,759) shares, and one million six hundred five thousand two hundred thirty-three (1,605,233) shares, respectively. The number of shares voting in favor of such amendment and restatement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and Series A Preferred Stock, each voting as a separate class.

         THIRD: The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                      "VI.

         The name of this corporation is PHASECOM, INC. (this "Corporation").

                                      VII.

         The address of the registered office of this Corporation in the State of Delaware and County of New Castle shall be 1201 Market Street, Suite 1401, Wilmington, Delaware, 19801. The name of its registered agent at that address is PHS Corporate Services, Inc.


                                      VIII.

         The nature of the business or purposes to be conducted or promoted by this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                       IX.

         A. AUTHORIZED SHARES. This Corporation is authorized to issue two classes of shares, to be designated Common Stock and Preferred Stock, respectively. This Corporation is authorized to issue one hundred million (100,000,000) shares of Common Stock with a par value of $0.0001 per share and thirty-five million (35,000,000) shares of Preferred Stock with a par value of $0.001 per share. The Preferred Stock authorized by this Certificate of Incorporation shall be issued from time to time in one or more series.

         B. AUTHORIZED SHARES - PREFERRED STOCK. Within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constitu ting any series of Preferred Stock, the Board of Directors may increase or decrease (but neither above the total number of authorized shares of the class, nor below the number of shares of such series, then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In addition, the Board of Directors is authorized, subject to limita tions prescribed by law and the provisions of Article D, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  i) The number of shares constituting that series and the distinctive designation of that series;

                  ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  v) Whether or not shares of that series shall be redeemable, and, if so, the terms and conditions of such redemp tion, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this Corporation, and the relative rights or priority, if any, of payment of shares of that series; and

                  viii) Any other relative rights, preferences and limitations of that series.

         C. AUTHORIZED SHARES - SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK. The initial two series of Preferred Stock shall be comprised of an aggregate total of twenty-one million (21,000,000) shares, of which six million (6,000,000) shares shall be designated "Series A Convertible Preferred Stock" (also referred to herein as "Series A Preferred Stock" or "Series A Stock"), and fifteen million (15,000,000) shares shall be designated "Series B Convertible Preferred Stock" (also referred to herein as "Series B Preferred Stock" or "Series B Stock").

         D. ATTRIBUTES OF SERIES A STOCK AND SERIES B STOCK. The rights, preferences, privileges and restrictions of the Series A Stock and Series B Stock and of the holders thereof shall be as follows:

                  1.       DIVIDENDS.

                           a.       SERIES A STOCK RIGHT TO CASH DIVIDENDS.
Each holder of outstanding shares of Series A Stock shall be entitled to receive, when and if declared by the Board of Directors and out of any assets legally available therefor, non-cumulative dividends in cash in an amount equal to $0.0432 per share of

Series A Stock per annum (the "Series A Preferential Dividend"), payable in cash during each fiscal year of this Corporation and in preference to any declaration or payment (payable other than in Common Stock) to the Common Stock (but not without the holders of Series B Stock first receiving the Series B Preferential Dividend (as defined below).

                           b.       SERIES B STOCK RIGHT TO CASH DIVIDENDS.
Each holder of outstanding shares of Series B Stock shall be entitled to receive, when and if declared by the Board of Directors and out of any assets at the time legally available therefor, non-cumulative dividends in cash in an amount equal to $0.0800 per share of Series B Stock per annum (the "Series B Preferential Dividend"), payable in cash during each fiscal year of this Corporation and in preference to any declaration or payment (payable other than in Common Stock) to the Common Stock and Series A Stock.

                           c.       PARTIAL CASH PAYMENT.  If the Board of
Directors shall declare a dividend on the Series A Stock or Series B Stock and the amount available for payment thereof is insufficient to permit the payment of the full preferential amounts required to be paid to the holders of outstanding shares of Series A Stock and/or Series B Stock, then the amount available for such dividend payments shall be distributed ratably first among the holders of shares of Series B Stock according to the number of issued and outstanding shares of Series B Stock held by each such holder until each such holder has received its Series B Preferen tial Dividend in full, then the amount available for such dividend payments shall be distributed ratably among the holders of shares of Series A Stock according to the number of issued and outstanding shares of Series A Stock held by each such holder until each such holder has received its Series A Preferential Dividend in full.

                           d.       DIVIDENDS AFTER PAYMENT OF PREFERENTIAL
DIVIDENDS. After the holders of record of the Series A Stock and Series B Stock have been paid their Preferential Dividends in full, then the holders of record of Series A Stock, Series B Stock and Common Stock shall share ratably in any additional dividends during such fiscal year on an as converted basis (i.e, the number of shares of Common Stock which would be outstanding if the Series A Stock and Series B Stock were converted to Common Stock).

                           e.       DIVIDEND ADJUSTMENT.  The Series A
Preferential Dividend and Series B Preferential Dividend amounts shall be appropriately adjusted for any stock dividends, combinations and splits, as applicable.

                  2.       PREFERENCE ON LIQUIDATION.

                           a.       SERIES A STOCK PREFERENCE PRICE.  In the
event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary (a "Liquidation Event") and after payment of the "Series B Liquidation Price" (as defined below) and after payment of the "Series B to Common Liquidation Price" (as defined below), the holders of the outstanding shares of Series A Stock shall be entitled to be paid out of the assets of this Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment is made in respect of the outstanding shares of Common Stock or any other equity security of this Corporation of a lesser priority than the Series A Stock in an amount equal to Four Dollars and Sixty Cents ($4.60) per share plus any declared but unpaid dividends on each such share (the "Series A Liquidation Price").

                           b.       SERIES B STOCK PREFERENCE PRICE.  Before
payment of any portion of the Series A Liquidation Price or the Series B to Common Stock Liquidation Price, in the event of a Liquidation Event, the holders of the outstanding shares of Series B Stock shall be entitled to be paid out of the assets of this Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment is made in respect of the outstanding shares of Common Stock, Series A Stock or any other equity security of this Corporation of a lesser priority than the Series B Stock in an amount equal to One Dollar and Fifty Cents ($1.50) per share, plus any declared but unpaid dividends on each such share (the "Series B Liquidation Price").

                           c.       SERIES B TO COMMON STOCK LIQUIDATION PRICE.
Before payment of any portion of the Series A Liquidation Prefer ence Price, and after payment of the Series B Liquidation Price, in the event of a Liquidation Event, the holders of the outstanding shares of Series B Stock, Series A Stock, and Common Stock shall each be entitled to be paid out of the assets of this Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any further payment is made in respect of the outstanding shares of Series A Stock or any other equity security of this Corporation, an amount equal to Forty Cents ($0.40) per share (the "Series B to Common Stock Liquidation Price"), as if all Series A Preferred Stock and all Series B Preferred Stock had been converted into Common Stock as of the date of the Liquidation Event.

                           d.       PARTIAL PAYMENT.  If, upon a Liquidation
Event, the assets of this Corporation available for distribution to its shareholders shall be insufficient to pay the full Liquidation Prices required to be paid to the holders of the outstanding shares of Series A Stock, the holders of the outstanding shares of Series B Stock, and the holders of the outstanding shares of Common Stock, then all of the assets of this Corporation legally available for distribution to the holders of equity securities shall be dis tributed ratably: first, among the holders of the outstanding shares of Series B Stock based upon their Liquidation Price until payment in full of the Series B Liquidation Price on all Series B Stock; next, ratably to the holders of Series B Stock, Series A Stock, and Common Stock based upon an as converted to Common Stock basis, the payment in full of the Series B to Common Stock Liquidation Price; and then ratably among the holders of the outstanding shares of Series A
Stock until payment in full of their Series A Liquidation Price on all Series A Stock.

                           e.       AFTER PAYMENT OF PREFERRED LIQUIDATION
PRICES. After the holders of record of the Series A Stock, Series B Stock, and Common Stock have been paid their Series A Liquidation Price Series B to Common Stock Liquidation Price, and Series B Liquidation Price, respectively, in full, then the remaining assets of this Corporation shall be distributed to the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock in an equal amount per share as if all Series A Preferred Stock and Series B Preferred Stock had been converted into Common Stock as of the date of the Liquidation Event.

                           f.       LIQUIDATION ADJUSTMENT.  Notwithstanding the
foregoing, the amount to be paid for each share of Series A Preferred Stock, Series B Preferred Stock and Common Stock upon a Liquidation Event shall be appropriately adjusted for any combination(s), stock split(s), stock distribution(s) or divi dend(s) with respect to such shares.

                  3. CERTAIN TRANSACTIONS. Notwithstanding anything to the contrary in Section D.2 (above), the following shall be deemed to be a Liquidation Event within the meaning of this Section D with respect to the Series A Stock, Series B Stock and Common Stock: (A) a sale of all or substantially all of this Corporation's assets; or (B) a consolidation, merger or reorganization of this Corporation with or into any other corporation or corporations, unless such event results in the Common Stock equivalent value of this Corporation's stock as a result of such event and determined as if all Series A Stock and all Series B Stock had converted to Common Stock, is Three Dollars ($3.00), or more, per share (adjusted for stock split(s), combination(s), reclassification(s), and the like).

                  4. CONSENT TO CERTAIN DISTRIBUTIONS. Each holder of outstanding shares of Series A Stock and Series B Stock, shall by virtue of its acceptance of a stock certificate evidencing such shares, be treated as having consented to distributions made, or to be made, by this Corporation for the repurchase of shares of Common Stock from directors or employees of, or consultants or advisers to, this Corporation upon the termination of employment by, or service to, this Corporation or any subsidiary of this Corporation or otherwise, if such repurchase is made in accordance with an agreement approved by this Corporation's Board of Directors authorizing the right of said repurchase.

         E. VOTING. The holders of the outstanding shares of Common Stock shall each have one (1) vote per each share owned of Common Stock owned by such stockholder. The holders of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to cast that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock and Series B Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or, if no such record date is established, the date such vote is taken or the effective date of such written consent.

         F. CONVERSION. The holders of the outstanding shares of Series A Stock and Series B Stock shall have the conversion rights set forth below (the "Conversion Rights"):

                  1. SERIES A STOCK CONVERSION RIGHTS. Each share of Series A Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for the shares of Series A Stock, or Common Stock, into that number of fully paid and nonassessable shares of Common Stock which is equal to the quotient obtained by dividing (A) Five Dollars and Forty Cents ($5.40), by
(B) the Series A Conversion Price, immediately prior to the time of such conversion. The "Series A Conversion Price" shall initially be Two Dollars and Seventy Cents ($2.70) (as adjusted from time to time as hereinafter provided).

                  2. SERIES B STOCK CONVERSION RIGHTS. Each share of Series B Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of this Corporation or any transfer agent for the shares of Series B Stock, or Common Stock, into that number of fully paid and nonassessable shares of Common Stock which is equal to the quotient obtained by dividing (A) One Dollar ($1.00), by (B) the Series B Conversion Price, immediately prior to the time of such conversion. The "Series B Conversion Price" shall initially be One Dollar ($1.00) (as adjusted from time to time as hereinafter provided).

                  3.       AUTOMATIC CONVERSION.

                           a.       PREFERRED STOCK.   Each outstanding share
of Series A Stock and Series B Stock shall automatically be converted into shares of Common Stock based upon their respective Conversion Prices upon (i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of shares of Common Stock for the account of this Corporation (other than a registration statement effected solely to implement an employee benefit plan, a transaction in which Rule 145 of the Securities and Exchange Commission is applicable or any other form or type of registration in which the shares of Common Stock issuable upon conversion of the shares of Series A Stock or Series B Stock cannot be included pursuant to the Securities and Exchange Commission rules or practices) resulting in aggregate proceeds to this Corporation (before the payment of underwriting discounts and commissions and the expense of the offering) in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000), or (ii) a merger or consolidation with or into another corporation or a sale of all the shares of Common Stock or a sale of all or substantially all of this Corporation's properties and assets in which the Common Stock equivalent value of this Corporation's stock as a result of such event and determined as if all Series A Stock and all Series B Stock had converted to Common Stock, is Three Dollars ($3.00), or more, per share (adjusted for stock split(s), combination(s), reclassification(s), and the like).

                           b.       AUTOMATIC CONVERSION MECHANICS.  Upon the
occurrence of any event specified in Section F.3.a (above), the outstanding shares of Series A Stock and Series B Stock shall be converted into shares of Common Stock, whether or not the certificates representing such shares are surrendered to this Corporation or its transfer agent; PROVIDED, HOWEVER, that this Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares are either delivered to this Corporation or its transfer agent as provided below or the holder notifies this Corporation or its transfer agent that such certifi cates have been lost, stolen or destroyed and executes an agreement satisfactory to this Corporation indemnifying this Corporation from any loss incurred by it in connection with the issuance of such certificate. Upon the occurrence of such automatic conversion of the outstanding shares of Series A Stock and Series B Stock, the holders of the outstanding shares of Series A Stock and Series B Stock shall surrender the certificates representing such shares at the office of this Corporation or to any transfer agent for the shares of Series A Stock, Series B Stock or Common Stock. There upon, there shall be issued and delivered to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the surrendered shares of Series A Stock and Series B Stock of such holder were con vertible on the date on which such automatic conversion occurred, and this Corporation shall promptly, pay in cash all declared but unpaid dividends on the shares of Series A Stock and Series B
Stock so converted.

                  4. MECHANICS OF NON-AUTOMATIC CONVERSION. Each holder of outstanding shares of Preferred Stock shall convert, or at the option of the holders of Preferred Stock, by surrendering the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the shares of Preferred Stock or Common Stock and shall give written notice to this Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon, this Corporation shall issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay all declared but unpaid dividends on the shares being converted in cash or, if this Corporation so elects or is legally or financially unable to, pay in cash, shares of Common Stock (valued at the Common Stock's fair market value at the time of surrender as determined in good faith by the Board of Directors), subject to the limitations on the payment of accrued dividends as set forth in Section D.1 (above). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If the con version is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Stock or Series B Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Stock or Series B Stock shall not be deemed to have converted such Series A Stock or Series B Stock until immediately prior to the closing of such sale of securities.

                  5.       ADJUSTMENTS TO SERIES A AND SERIES B CONVERSION
PRICE.

                           a.       ADJUSTMENT FOR STOCK SPLITS AND
COMBINATIONS. If this Corporation at any time or from time to time after the date this Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State (the "Filing Date") effects a division of the outstanding shares of Common Stock, the Series A Conversion Price and the Series B Conversion Price shall be proportionately decreased and, conversely, if this Corporation at any time, or from time to time, after the Filing Date combines the outstanding shares of Common Stock, the Series A Conversion Price and the Series B Conversion Price shall be proportionately increased. Any adjustment under this Section F.5.a shall be effective on the close of business on the date such division or combination becomes effective.

                           b.       ADJUSTMENT FOR CERTAIN DIVIDENDS AND
DISTRIBUTIONS. If this Corporation at any time or from time to time after the Filing Date pays or fixes a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution in the form of shares of Common Stock, or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event the Series A Conversion Price and the Series B Conversion Price shall be decreased, as of the time of such payment or, in the event a record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price and the Series B Conversion Price by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date and (ii) the denominator of which shall be (A) the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date plus
(B) the number of shares of Common Stock issuable in payment of such dividend or distribution or upon exercise of such option or right of conversion; PROVIDED, HOWEVER, that if a record date is fixed and such dividend is not fully paid or such other distribution is not fully made on the date fixed therefor, the Series A Conversion Price and the Series B Conversion Price shall not be decreased as of the close of business on such record date as hereinabove provided as to the portion not fully paid or distributed and thereafter the Series A Conversion Price and the Series B Conversion Price shall be decreased pursuant to this Section F.5.b as of the date or dates of actual payment of such dividend or distribution.

                           c.       ADJUSTMENTS FOR OTHER DIVIDENDS AND
DISTRIBUTIONS. If this Corporation at any time or from time to time after the Filing Date pays, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution in the form of securities of this Corporation other than shares of Common Stock or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event provision shall be made so that the holders of the outstanding shares of Series A Stock and the holders of the outstanding shares of

Series B Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of this Corporation which they would have received had their respective shares of Series A Stock and Series B Stock been converted into shares of Common Stock on the date of such event and had such holders thereafter, from the date of such event to and including the actual date of conversion of their shares, retained such securities, subject to all other adjustments called for during such period under this Section F with respect to the rights of the holders of the outstanding shares of Series A Stock and the holders of the outstanding shares of Series B Stock.

                           d.       ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE
AND SUBSTITUTION. If, at any time or from time to time after the Filing Date, the number of shares of Common Stock issuable upon conversion of the shares of Series A Stock and Series B Stock is changed into the same or a different number of shares of any other class or classes of stock or other securities, whether by recapitalization, reclassification or otherwise (other than a recapitalization, division or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section F), then, in any such event, each holder of outstanding shares of Series A Stock and each holder of outstanding shares of Series B Stock shall have the right thereafter to convert such shares of Series A Stock and Series B Stock into the same kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change, as the maximum number of shares of Common Stock into which such shares of Series A Stock and Series B Stock could have been converted immediately prior to such recapitalization, reclassifica tion or change, all subject to further adjustment as provided herein.

                           e.       REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR
SALES OF ASSETS. If, at any time or from time to time after the Filing Date, there is a capital reorganization of the Common Stock (other than a recapitalization, division, combination, reclass ification or exchange of shares provided for elsewhere in this Section F) or a merger or consolidation of this Corporation into or with another corporation or a sale of all or substantially all of this Corporation's properties and assets to any other person, then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that the holders of the outstanding shares of Series A Stock and the holders of the outstanding shares of Series B Stock shall thereafter receive upon conversion thereof the number of shares of stock or other securities or property of this Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock into which their shares of Series A Stock and Series B Stock were convertible would have been entitled on such capital reorganization, merger, consolidation or sale.
In any such case, appropriate adjustment shall be made in the application of the provisions of this Section F with respect to the rights of the holders of the outstanding shares of Series A Stock and Series B Stock after the capital reorganization, merger, consolidation, or sale to the end that the provisions of this Section F (including adjustment of the Series A Conversion Price and Series B Conversion Price and the number of shares into which the shares of Series A Stock and Series B Stock may be converted) shall be applicable after that event and be as nearly equivalent to such Conversion Prices and number of shares as may be practicable.

                           f.       CERTIFICATE OF ADJUSTMENT.  Upon the
occurrence of each adjustment or readjustment of the Series A Conversion Price or Series B Conversion Price, this Corporation, at its sole expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Stock or Series B Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Stock or Series B Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Stock or Series B Stock, as the case may be.

                           g.       NOTICES OF RECORD DATE.  In the event of
(i) any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of this Corporation, any reclassification or recapitalization of the capital stock of this Corporation, any merger or consolidation of this Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of this Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of this Corporation, this Corporation shall mail to each holder of shares of Series A Stock and Series B Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution; (ii) the date on which any such reorganization, reclassification, transfer, consoli dation, merger, dissolution, liquidation or winding up is expected to become effective and the specific details thereof; and (iii) the date, if any, that is to be fixed as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                           h.       FRACTIONAL SHARES.  No fractional shares of
Common Stock shall be issued upon conversion of the shares of Series A Stock or Series B Stock. In lieu of any fractional share to which the holder of such shares would otherwise be entitled, this Corporation shall pay cash equal to the product of (a) such fraction multiplied by (b) the fair market value of one share of the Common Stock on the date of conversion. The fair market value shall be determined by the average trading price of the Common Stock over the past five (5) trading days, if such a price is available, otherwise it shall be as determined in good faith by the Board of Directors.

                           i.       RESERVATION OF STOCK ISSUABLE UPON
CONVERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Stock and Series B Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock and Series B Stock; and if at any time the number of authorized, but unissued, shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series A Stock or the Series B Stock, in addition to such other remedies as shall be available to the holder of such stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized, but unissued, shares of Common Stock to such number of shares as shall be sufficient for such purposes, without the necessity of any stockholder vote or approval.

                           j.       NOTICES.  Any notice required by the
provisions of this Section F to be given to a holder of shares of Series A Stock or Series B Stock, shall be deemed given upon the earlier of actual receipt or seventy-two (72) hours after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, addressed to the holder at the address of such holder appearing on the books of this Corporation.

         G.       RESTRICTIONS AND LIMITATIONS.

                  1. CORPORATE ACTION. Except as otherwise required by law, so long as at least six hundred eighty thousand (680,000) shares of Series A Stock remain outstanding (adjusted for stock split(s) and combination(s)), this Corporation shall not, without the vote or written consent of the holders of a majority of the shares of Series A Stock, voting as a separate class:

                           a.       Increase the authorized number of shares of
Series A Stock,

                           b.       Increase the authorized number of Preferred
Stock,

                           c.       Create any new class or series of shares
having preference over the Series A Stock,

                           d.       Merge, consolidate, or reorganize, where
such merger, consolidation, or reorganization would result, directly or indirectly, in the change of a majority of the members of the Board of Directors; or,

                           e.       Sell all, or substantially all, of its
assets or issue more than fifty percent (50%) of this Corporation's Common Stock in one transaction or series of related transactions.

                  2. DIVIDENDS. This Corporation shall not, without the vote or written consent of the holders of a majority of the shares of Series A Stock, take any action that would constitute the declaring of a dividend for holders of Series A Stock or Common Stock.

         H. REPLACEMENT OF CERTIFICATES. Upon receipt of evidence reasonably satisfactory to this Corporation of the loss, theft, destruction, or mutilation of a certificate representing any of the outstanding shares of Preferred Stock or Common Stock, and, in the case of loss, theft, or destruction, the execution of an agreement satisfactory to this Corporation to indemnify this Corporation from any loss incurred by it in connection therewith, this Corporation will issue a new certificate representing such shares of Preferred Stock or Common Stock in lieu of such lost, stolen, destroyed or mutilated certificate.

         I. ARRANGEMENT WITH CREDITORS. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         J. FIDUCIARY DUTY. A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this Article V is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

                                       X.

         A.       INDEMNIFICATION.

                  1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party, or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), including, without limitation, Proceedings by or in the right of this Corporation to procure a judgment in its favor, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by this Corporation to the fullest extent authorized by the General
Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits this Corporation to provide broader indemnification rights than said law permitted this Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by this Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; PROVIDED, HOWEVER, that the payment of such expenses incurred by a director or officer of this Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Pro ceeding, shall be made only upon delivery to this Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section, or otherwise.

                  2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under
Section 1 (above) is not paid in full by this Corporation within ninety (90) days after a written claim has been received by this Corporation, the claimant may at any time thereafter bring suit against this Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to this Corporation), that the claimant has not met the standards of conduct which make it permissible under the General Corporation

Law of the State of Delaware for this Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this Corporation. Neither the failure of this Corporation (includ ing its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by this Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

         B. NON-EXCLUSIVITY OF RIGHTS. The rights conferred by Section A.1 and
A.2 (above) shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

         C. AMENDMENT OR REPEAL. Neither any amendment nor repeal of this
Article V, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article V, shall eliminate or reduce the effect of this Article V, in respect of any matter occurring, or any action or Proceeding accruing or arising, or that, but for this Article V would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                       XI.

         A. DIRECTORS' POWERS. The Directors of this Corporation shall have the power to adopt, amend or repeal the Bylaws of this Corporation. The management of the business and the conduct of the affairs of this Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by, or in the manner provided in, the Bylaws of this Corporation or this Certificate of Incorporation.

         B. CORPORATION EXISTENCE. This Corporation is to have perpetual existence.

         C. ELECTION OF DIRECTORS. The election of the Directors of this Corporation need not be by written ballot, unless the Bylaws of this Corporation so shall provide.

                                      XII.

         For the management of the business, and for the conduct of the affairs of this Corporation, and in further definition, limitation and regulation of the powers of this Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that, effective upon the closing of a Qualified Public Offering:

         A. BOARD CLASSES AND TERMS. The Board of Directors shall be divided into three (3) classes, designated at Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date of the Qualified Public Offering, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders following the date of the Qualified Public Offering, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three (3) years). At the third annual meeting of stockholders following the date of the Qualified Public Offering, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three (3) years). At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting.

         Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified, or under his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         B. BOARD VACANCIES. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of this Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly-created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

         C. BYLAWS. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of this Corporation.

                  1.       VOTE.

                           a.       The affirmative vote of sixty-six and two-
thirds percent (66-2/3%) of the voting power of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required for the adoption, amendment or repeal of Sections 2.2 (Annual Meeting) and 2.3 (Special Meeting) of this
Corporation's Bylaws.

                           b.       Any director, or the entire Board of
Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.

                  2. NO ACTION. No action shall be taken by the stock holders of this Corporation, except at an annual or special meeting of the stockholders called in accordance with the Bylaws. The Stockholders shall not take any action by written consent.

                  3. STOCKHOLDER NOMINATION. Advance notice of stock holder nomination for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of this Corporation shall be given in the manner provided in the Bylaws of this Corporation.

                  4. AMENDMENT. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VII.


                                      XIII.

         This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in this Certificate, and all rights conferred upon the stockholders herein are granted subject to this right."


         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed and attested by SHAUL BERGER, its Chief Executive Officer, and STEPHEN P. PEZZOLA, its Secretary, as of November 30, 1998.


                                        PHASECOM, INC.



                                        BY:                      ,
                                           ----------------------
                                                 SHAUL BERGER,
                                                 Chief Executive Officer


                                        ATTEST:                  ,
                                              -------------------
                                                  STEPHEN P. PEZZOLA,
                                                  Secretary

                                    EXHIBIT B
                                       TO
                               PURCHASE AGREEMENT

                              FINANCIAL STATEMENTS


         The Financial Statements of the Corporation are set forth on the following pages.

                                    EXHIBIT C
                                       TO
                            STOCK PURCHASE AGREEMENT

                        DEFINITION OF ACCREDITED INVESTOR

ACCREDITED INVESTOR. "Accredited investor" shall mean any person who comes within any of the following categories as at the Closing Date:

         (1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

         (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

         (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         (4) Any director or executive officer of the Corporation;

         (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

         (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; and

         (8) Any entity in which all of the equity owners are accredited investors.

                                    EXHIBIT D
                                       TO
                               PURCHASE AGREEMENT

                                                              WARRANT #98B-3-1__

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH HEREIN AND IN THAT CERTAIN 1998 SERIES B PREFERRED STOCK PURCHASE AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER HEREOF ("PURCHASE AGREEMENT").

                             1998 SERIES B-3 WARRANT

         FOR PAYMENT VALUE RECEIVED, PHASECOM, INC., a Delaware corporation (the "Corporation"), hereby grants to _________________________ ("Holder"), subject to the terms herein, the right to purchase from the Corporation up to the number of shares of the Corporation's Common Stock equal to sixty percent (60%) of the number of shares of Series B Preferred Stock issued to the Holder pursuant to the Purchase Agreement (the "Maximum Warrant Shares"). The number of shares of Series B Preferred Stock purchased by the Holder was .

         1. SERIES. This Warrant is one of a duly authorized series of warrants of the Corporation (which are identical except for the variations necessary to express the identification numbers, names of the holder, number of common shares issuable upon exercise thereof and warrant issue dates) designated as its "1998 Series B-3 Warrants."

         2. TERM. This Warrant may be exercised in whole, or in part at any time, and from time to time, from June 30, 1999, through December 31, 2001 (the "Exercise Period").

         3. PURCHASE PRICE/NUMBER OF SHARES. The Warrant Exercise Price for each Warrant Share purchasable hereunder shall be equal to United States One Dollar (US$1.00). The number of Warrant Shares shall be zero (0) if PhaseCom is able to raise additional equity financing of Two Million Dollars ($2,000,000), or more ("Additional Equity Financing"), after December 15, 1998, and on or before June 30, 1999. If the Additional Equity Financing does not timely occur, then the number of Warrant Shares shall be equal to the number of shares of Series B Preferred Stock purchased pursuant to the Purchase Agreement (not including any note conversions under Section 5.a of the Purchase Agreement), multiplied by ten percent (10%), for each month or portion of a month after June 30, 1999, that the Additional Equity Financing has not been completed, up to the Maximum Warrant Shares.

         4. EXERCISE OF WARRANT. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, in accordance with paragraph 2, herein before the end of the Exercise Period by surrender of this Warrant at the principal office of the Corporation in Cupertino, California (or such other office or agency of the Corporation as may be designated by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation), together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder accompanied by payment in full of the amount of the aggregate Warrant Exercise Price in immediately available funds in United States Dollars. Certificates for shares purchased hereunder shall be delivered to the Holder within thirty (30) business days after the date on which this Warrant shall have been exercised as aforesaid, but Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered.

         5. FRACTIONAL INTEREST. The Corporation shall not be required to issue any fractional shares on the exercise of this Warrant.

         6. WARRANT CONFERS NO RIGHTS OF SHAREHOLDER. Holder shall not have any rights as a shareholder of the Corporation with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

         7. INVESTMENT REPRESENTATION. Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities laws. Holder acknowledges by acceptance of this Warrant that (a) it has acquired this Warrant for investment and not with a view toward distribution; (b) it has a pre-existing personal or business relationship with the Corporation, or its executive officers, or by reason of its business or financial experience it has the capacity to protect its own interests in connection with the transaction; and (c) it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act or is note a U.S. Person as that term is defined in Regulation S promulgated under the Securities Act. Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view toward distribution; and acknowledges that to the extent such Warrant Shares will not be registered under the Securities Act and applicable state securities laws, that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws; or, based on an opinion of counsel reasonably satisfactory to the Corporation, an exemption from such registration and qualification is available. Holder, by acceptance hereof, consents to the placement of the following restrictive legends, or similar legends, on each certificate to be issued to Holder by the Corporation in connection with the issuance of such Warrant Shares:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN 1998 SERIES B-3 NOTE AND WARRANT PURCHASE AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER HEREOF.

         8. RESERVATION OF SHARES. The Corporation agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented hereby.

         9. ADJUSTMENT FOR RE-CLASSIFICATION OF CAPITAL STOCK. If the Corporation at any time during the Exercise Period shall, by subdivision, combination or re-classification of securities, change any of the securities to which purchase rights under this Warrant exist under the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination or re-classification. If shares of the Corporation's common stock are subdivided into a greater number of shares of common stock, the purchase price for the Warrant Shares upon exercise of this Warrant shall be proportionately reduced and the Warrant Shares shall be proportionately increased; and conversely, if shares of the Corporation's common stock are combined into a smaller number of common stock shares, the price shall be proportionately increased, and the Warrant Shares shall be proportionately decreased.

         10. PUBLIC OFFERING LOCK-UP. In connection with any public registration of this Corporation's securities, the Holder (and any transferee of Holder) agrees, upon the request of the Corporation or the underwriter(s) managing such underwritten offering of the Corporation's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Warrant, any of the shares of Common Stock issuable upon exercise of this Warrant or any other securities of the Corporation heretofore or hereafter acquired by Holder (other than those included in the registration) without the prior written consent of the Corporation and such underwriter(s), as the case may be, for a period of time not to exceed on hundred eighty (180) days from the effective date of the registration. Upon request by the Corporation, Holder (and any transferee of Holder) agrees to enter into any further agreement in writing in a form reasonably satisfactory to the Corporation and such underwriter(s). The Corporation may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. Any shares issued upon exercise of this Warrant shall bear an appropriate legend referencing this lock-up provision.

         11. ASSIGNMENT. With respect to any offer, sale or other disposition of this Warrant or any underlying securities, the Holder will give written notice to the Corporation prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any applicable federal or state law then in effect). Furthermore, no such transfer shall be made unless the transferee meets the same investor suitability standards set forth in Section 7 of this Warrant. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Corporation, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant or the underlying securities, as the case may be, all in accordance with the terms of the written notice delivered to the Corporation. If a determination has been made pursuant to this Section 11 that the opinion of counsel for the Holder is not reasonably satisfactory to the Corporation, the Corporation shall so notify the Holder promptly after such determination has been made. Each Warrant thus transferred shall bear the same legends appearing on this Warrant, and underlying securities thus transferred shall bear the legends required by Section 7. The Corporation may impose stop-transfer instructions in connection with such restrictions. Subject to any restrictions on transfer described elsewhere herein, the rights and obligations of the Corporation and the Holder of this Warrant shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties hereto.

         12. NOTICE. Any notice, demand, consent or other communication hereunder shall be in writing addressed to the other party at its principal office or, in respect of Holder, as its address as shown on the books of the Corporation, or to such other address as such party shall have theretofore furnished by like notice, and either served personally, sent by express, registered or certified first class mail, postage prepaid, sent by facsimile transmission, or delivered by reputable commercial courier. Such notice shall be deemed given (i) when so personally delivered, or (ii) if mailed as aforesaid, seven (7) days after the same shall have been posted, or (iii) if sent by facsimile transmission, as soon as sender receives written or telephonic confirmation that the message has been received and such facsimile is followed the same day by mailing by prepaid express, registered or certified mail as set forth herein, or (iv) if delivered by commercial courier, upon receipt.

         13. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

         14. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

         15. DESCRIPTIVE HEADINGS. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.


Dated: ______________, 1998                     PHASECOM, INC.



                                                By:
                                                   ---------------------------
                                                      Shaul Berger, President

                               NOTICE OF EXERCISE
                             1998 SERIES B-3 WARRANT

TO:      PHASECOM, INC.

         (1) The undersigned hereby elects to purchase ________________ shares of Common Stock of PhaseCom, Inc., pursuant to the terms of the attached 1998 Series B-3 Warrant, and tenders herewith payment in full of the purchase price for such shares.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

         (3) Please issue a certificate representing said shares of Common Stock in the name of the undersigned.

         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.


Date:                  , 199
     ------------------     ----               -------------------------------
                                                           (Name)

                                               -------------------------------
                                                        (Signature)

                                               -------------------------------

                                               -------------------------------
                                                    (Print Address)